Exhibit 99.1

The Global Power Company	NEWS RELEASE
Contact: Scott Cunningham
703-558-4875

AES Reports Strong Second Quarter Results

ARLINGTON, VA, July 29, 2004 – The AES Corporation (NYSE: AES) today reported significant increases in sales, gross margin and operating income for the second quarter of 2004. Diluted earnings per share from continuing operations were $0.10 and adjusted earnings per share* were $0.15. Adjusted earnings per share excludes the effects of gains or losses from certain foreign currency transactions, risk management mark-to-market accounting and early parent company debt retirement, plus an asset impairment in the 2003 quarter. For the prior year quarter, diluted earnings per share from continuing operations were $0.24, and adjusted earnings per share were $0.05.

Second Quarter Financial Highlights

•      Sales growth for the quarter was strong, increasing 14% to $2,263 million compared to $1,992 million in 2003. Sales were driven by higher prices and demand and new plants in operation, partly offset by foreign currency translation effects.

•      Gross margin increased 20% to $648 million compared to $539 million last year, while gross margin as a percent of sales increased to 29% from 27%. Operating income increased 24% to $611 million. These increases were largely attributable to the increased sales and operating performance improvements. The gross margin percentage improvement was largely driven by improved prices and performance gains.

•      Net interest expense declined 16% to $390 million compared to $462 million in the prior year, reflecting the benefits of financial restructuring and debt repayments.

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•      The effective tax rate increased to 32% from 29% a year ago, but remained unchanged from the first quarter of 2004.

•      Net income was $38 million, compared to a prior period loss of $129 million.

“We continue to improve the underlying earnings potential of our business portfolio,” said Paul Hanrahan, President and Chief Executive Officer. “Higher tariffs and demand, reduction of commercial losses and improved plant operations are driving operating income growth. As a result, we believe we are on track to achieve our 2004 financial targets.”

Second Quarter Segment Highlights

•      In Contract Generation, AES’s largest segment, sales in the second quarter grew 18% to $868 million from $735 million in 2003, reflecting contract price escalation, increased demand, and new projects on line. Gross margin improved 14% to $326 million from $286 million a year ago, benefiting from the higher sales. Gross margin as a percent of sales declined to 38% from 39% a year ago, influenced principally by the higher cost of gas and purchased electricity in Chile, more than offsetting strong demand growth in that country.

•      Competitive Supply sales grew 27% to $248 million from $196 million in the 2003 quarter, benefiting largely from increased demand and new projects on line. Gross margin increased 18% to $53 million from $45 million last year. Gross margin as a percent of sales declined to 21% from 23% a year ago, reflecting higher coal prices and maintenance costs in the New York plants.

•      Large Utilities sales increased 7% to $834 million from $778 million in the prior period, driven primarily by tariff increases and reduced non-commercial losses, partly offset by foreign currency translation effects. Gross margin increased 27% to $207 million from $163 million in the prior period, attributable to higher sales and performance improvements. Gross margin as a percent of sales improved to 25% from 21% a year ago, reflecting the benefit of improved performance in the US and Brazil.

•      Growth Distribution sales increased 11% to $313 million compared to $283 million last year, helped by increased demand as well as higher tariffs. Gross margin increased 38% to $62 million compared to $45 million a year ago. Gross margin as a percent of sales increased to 20% from 16%, reflecting improved performance in Cameroon.

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Year to Date Financial Highlights

•      Diluted earnings per share from continuing operations were $0.22, compared to $0.47 for the first half of 2003. Adjusted earnings per share were $0.32, compared to $0.18 for the first six months of 2003.

•      Sales increased 16% to $4,520 million from $3,903 million in the prior period, benefiting from higher prices and demand, foreign currency translation effects, and new plants on line.

•      Gross margin increased 19% to $1,328 million compared to $1,113 million in last year’s first half, largely reflecting higher sales. Gross margin as a percent of sales also improved slightly from a year ago.

•      Operating income increased 23% to $1,243 million from $1,014 million, reflecting the increase in sales and gross margin.

•      Net interest expense declined 9% to $814 million from $893 million in the 2003 period, reflecting the impact of financial restructuring and debt repayment.

•      The effective tax rate increased to 32% from 29% a year ago.

•      Net cash from operating activities was $610 million, which was $126 million lower than in the prior year. Comparisons were adversely affected by $31 million of cash flows related to discontinued operations. In addition, working capital decreased in 2004, principally in the Large Utilities segment, driven by payments for outstanding payables from the pre-debt restructuring period.

•      Debt has been reduced by $1,301 million since the beginning of the year, reflecting completion of several financial restructuring transactions and early debt repayment.

•      Net income was $86 million compared to a prior period loss of $36 million.

About AES

AES is a leading global power company, with 2003 sales of $8.4 billion. AES operates in 27 countries, generating 45,000 megawatts of electricity through 113 power facilities and delivers electricity through 17 distribution companies. Our 30,000 people are committed to operational excellence and meeting the world’s growing power needs. To learn more about AES, please visit www.aes.com or contact AES investor relations at invest@aes.com.

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Attachments: Consolidated Statements of Operation, Segment Information, Condensed Consolidated Balance Sheet, Condensed Consolidated Statement of Cash Flows, Reconciliation of Adjusted Earnings per Share, and Parent Financial Information.

*     Note: This analysis of adjusted earnings per share involves a non-GAAP financial measure. See the Reconciliation of Adjusted Earnings Per Share.

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Conference Call Information: AES will host a conference call today to discuss these results. The call will be held at 9:00am Eastern Daylight Time (EDT). The call may be accessed via a live webcast which will be available at www.aes.com or by telephone in listen-only mode at 1-877-692-2592. International callers should dial 1-973-582-2700. Please call at least five minutes before the scheduled start time. You will be requested to provide your name, e-mail address, and affiliation. The AES Second Quarter 2004 Financial Review presentation will also be available at www.aes.com. This presentation includes a summary of updated AES forward-looking guidance. A replay of the conference call will be available at www.aes.com and by telephone until 6:00pm EDT on Friday, August 6, 2004.

Safe Harbor Disclosure:  This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934.  Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance.  Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions.  Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to continued normal levels of operating performance and electricity demand at our distribution companies and operational performance at our contract generation businesses consistent with historical levels. Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to the risks discussed under the caption “Cautionary Statements and Risk Factors” in AES’s most recent annual report on Form 10-K.  Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business.  AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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AES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended June 30,		Six Months Ended June 30,
($ in millions, except per share amounts)	2004	2003	2004	2003

Revenues	$2,263	$1,992	$4,520	$3,903
Cost of sales	(1,615)	(1,453)	(3,192)	(2,790)
GROSS MARGIN	648	539	1,328	1,113

Corporate and business development expenses	(42)	(32)	(90)	(61)
Other operating income (expense), net	5	(16)	5	(38)
OPERATING INCOME	611	491	1,243	1,014

Interest expense, net	(390)	(462)	(814)	(893)
Other nonoperating (expense) income, net	(4)	92	(18)	107
Foreign currency transaction (losses) gain	(55)	107	(63)	189
Loss on sale of investments	—	(24)	(1)	(24)
Equity in earnings of affiliates	23	21	39	45
INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	185	225	386	438

Income tax expense	(59)	(66)	(123)	(127)
Minority interest expense, net	(59)	(20)	(122)	(41)
INCOME FROM CONTINUING OPERATIONS	67	139	141	270

Loss from operations of discontinued components (net
of income tax benefits of $6, $24, $4, and $28, respectively)	(29)	(268)	(55)	(304)
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	38	(129)	86	(34)

Cumulative effect of accounting change (net of income tax benefit of $1)	—	—	—	(2)
NET INCOME (LOSS)	$38	$(129)	$86	$(36)

DILUTED EARNINGS (LOSS) PER SHARE
Income from continuing operations	$0.10	$0.24	$0.22	$0.47
Discontinued operations	(0.04)	(0.46)	(0.09)	(0.53)
Cumulative effect of accounting change	—	—	—	—
Total	$0.06	$(0.22)	$0.13	$(0.06)

Diluted weighted average shares outstanding (in millions)	643	583	638	575

AES CORPORATION

SEGMENT INFORMATION

	Quarter Ended June 30,		Six Months Ended June 30,
($ in millions)	2004	2003	2004	2003

BUSINESS SEGMENTS

REVENUES
Contract Generation	$868	$735	$1,736	$1,451
Competitive Supply	248	196	491	425
Large Utilities	834	778	1,652	1,480
Growth Distribution	313	283	641	547
Total revenues	$2,263	$1,992	$4,520	$3,903

GROSS MARGIN
Contract Generation	$326	$286	$685	$576
Competitive Supply	53	45	117	114
Large Utilities	207	163	401	328
Growth Distribution	62	45	125	95
Total gross margin	$648	$539	$1,328	$1,113

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST
Contract Generation	$208	$142	$398	$311
Competitive Supply	38	41	93	111
Large Utilities	93	91	210	164
Growth Distribution	8	57	39	95
Corporate	(162)	(106)	(354)	(243)
Total income before income taxes and minority interest	$185	$225	$386	$438

GEOGRAPHIC SEGMENTS

REVENUES
North America	$534	$507	$1,080	$1,053
Caribbean	407	373	797	720
South America	909	796	1,788	1,471
Europe/Africa	238	209	513	445
Asia	175	107	342	214
Total revenues	$2,263	$1,992	$4,520	$3,903

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST
North America	$123	$100	$241	$219
Caribbean	52	20	113	77
South America	61	144	153	212
Europe/Africa	48	24	105	85
Asia	63	43	128	88
Corporate	(162)	(106)	(354)	(243)
Total income before income taxes and minority interest	$185	$225	$386	$438

AES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

($ in millions, except per share amounts)	June 30, 2004	December 31, 2003

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,248	$1,737
Restricted cash	303	288
Short term investments	150	189
Accounts receivable, net of reserves of $262 and $291, respectively	1,165	1,211
Inventory	366	376
Receivable from affiliates	3	3
Deferred income taxes - current	152	136
Prepaid expenses	87	64
Other current assets	804	677
Current assets of held for sale and discontinued businesses	206	205
Total current assets	4,484	4,886

PROPERTY, PLANT AND EQUIPMENT
Land	710	733
Electric generation and distribution assets	21,538	21,076
Accumulated depreciation	(4,797)	(4,587)
Construction in progress	785	1,278
Property, plant and equipment, net	18,236	18,500

OTHER ASSETS
Deferred financing costs, net	468	430
Investment in and advances to affiliates	666	648
Debt service reserves and other deposits	615	617
Goodwill, net	1,376	1,378
Deferred income taxes - noncurrent	746	781
Long-term assets of held for sale and discontinued businesses	700	750
Other assets	1,706	1,976
Total other assets	6,277	6,580
TOTAL ASSETS	$28,997	$29,966

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,083	$1,225
Accrued interest	352	561
Accrued and other liabilities	1,252	1,156
Current liabilities of held for sale and discontinued businesses	752	699
Recourse debt-current portion	—	77
Non-recourse debt-current portion	1,819	2,769
Total current liabilities	5,258	6,487

LONG-TERM LIABILITIES
Recourse debt	5,493	5,862
Non-recourse debt	11,025	10,930
Deferred income taxes	1,062	1,113
Long-term liabilities of held for sale and discontinued businesses	15	94
Pension liabilities	865	947
Other long-term liabilities	2,939	3,083
Total long-term liabilities	21,399	22,029

Minority Interest, including discontinued businesses of $12 and $12, respectively	1,166	805

STOCKHOLDERS’ EQUITY
Common stock	6	6
Additional paid-in capital	5,465	5,737
Accumulated deficit	(1,017)	(1,103)
Accumulated other comprehensive loss	(3,280)	(3,995)
Total stockholders’ equity	1,174	645
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,997	$29,966

AES CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

($ in millions)	June 30, 2004	June 30, 2003

OPERATING ACTIVITIES
Net income	$86	$(36)
Adjustments:
Depreciation and amortization – continuing and discontinued operations	399	378
Cumulative effect of change in accounting principle	—	3
Other non-cash charges	419	85
Working capital, (net)	(294)	306
Net cash provided by operating activities	610	736

INVESTING ACTIVITIES
Property additions	(377)	(573)
Proceeds from the sales of assets	36	689
Increase (decrease) in restricted cash and other	14	(243)
Net cash used in investing activities	(327)	(127)

FINANCING ACTIVITIES
Borrowings under the revolving credit facilities, net	—	(8)
Issuance of non-recourse debt and other coupon bearing securities	1,725	2,521
Repayments of non-recourse debt and other coupon bearing securities	(2,351)	(2,604)
Payments for deferred financing costs	(65)	(68)
Issuance of common stock, net	4	335
Other financing	(54)	4
Net cash (used in)/provided by financing activities	(741)	180
Effect of exchange rate changes on cash	(34)	35
Total (decrease) increase in cash and cash equivalents	(492)	824
Increase in cash and cash equivalents of discontinued operations and businesses held for sale	3	57
Cash and cash equivalents, beginning	1,737	792
Cash and cash equivalents, ending	$1,248	$1,673

AES CORPORATION

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE (1)

	Quarter Ended June 30,		Six Months Ended June 30,
($ per share)	2004	2003	2004	2003

Adjusted Earnings Per Share	$0.15	$0.05	$0.32	$0.18

FAS 133 Mark-to-Market Gains/(Losses) (2)	(0.01)	(0.03)	(0.05)	(0.05)
Currency Transaction Gains/(Losses)	(0.04)	0.15	(0.03)	0.25
Net Asset Gains/(Losses and Impairments)	—	(0.02)	—	(0.02)
Debt Retirement Gains/(Losses)	—	0.09	(0.02)	0.11

Diluted EPS From Continuing Operations	$0.10	$0.24	$0.22	$0.47

(1)               Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses associated with (a) mark-to-market amounts related to FAS 133 derivative transactions, (b) foreign currency transaction impacts on the net monetary position related to Brazil, Venezuela, and Argentina, (c) significant asset gains or losses due to disposition transactions and impairments, and (d) early retirement of recourse debt. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and are considered in the Company’s internal evaluation of financial performance.  Factors in this determination include the variability associated with mark-to-market gains or losses related to certain derivative transactions, and periodic strategic decisions to dispose of certain assets which may influence results in a given period.  Certain reclassifications have been made to prior-period amounts to conform to the 2004 presentation.

(2)               The Six Months Ended June 30, 2004 includes $(0.03) related to Gener debt restructuring costs included in interest expense in the first quarter of 2004.

NOTE:  AES revised the definition of adjusted EPS in the second quarter of 2004 to focus greater attention on only three key currencies resulting in foreign currency transaction gains or losses on net monetary positions (those of Brazil, Venezuela, and Argentina).  The prior definition included the effects of all foreign currencies.  In addition, only significant asset gains or losses due to disposition transactions and impairments are included.  The prior definition included all asset gains or losses due to disposition transactions and impairments.  Finally, the revised definition reflects the specific tax impact of each amount.  The result is no net effect on the adjusted earnings per share for the first half of either 2003 or 2004, with some minor reallocation to the first quarter of both 2003 and 2004, and a $0.03 increase in the annual adjusted EPS for 2003 from $0.53 to $0.56.

AES CORPORATION

PARENT FINANCIAL INFORMATION

PARENT ONLY DATA: LAST FOUR QUARTERS

($ in millions)

	4 Quarters Ended
TOTAL SUBSIDIARY DISTRIBUTIONS & RETURNS OF CAPITAL TO PARENT	September 30, 2003 Actual	December 31, 2003 Actual	March 31, 2004 Actual	June 30, 2004 Actual

Subsidiary distributions to Parent	$909	$1,008	$1,076	$1,056
Net distributions to/(from) QHCs (1)	139	46	2	24
SUBSIDIARY DISTRIBUTIONS	1,048	1,054	1,078	1,080

Returns of capital distributions to Parent	248	242	243	219
Net returns of capital distributions to/(from) QHCs (1)	(1)	—	—	(6)
RETURNS OF CAPITAL DISTRIBUTIONS	247	242	243	213

Combined distributions & return of capital received	1,295	1,296	1,321	1,293
Less: combined net distributions & returns of capital to/(from) QHCs (1)	(138)	(46)	(2)	(18)
TOTAL SUBSIDIARY DISTRIBUTIONS & RETURNS OF CAPITAL TO PARENT	$1,157	$1,250	$1,319	$1,275

PARENT ONLY DATA: QUARTERLY
($ in millions)
	Quarter Ended
	September 30,	December 31,	March 31,	June 30,
	2003	2003	2004	2004
TOTAL SUBSIDIARY DISTRIBUTIONS & RETURNS OF CAPITAL TO PARENT	Actual	Actual	Actual	Actual

Subsidiary distributions to Parent	$312	$248	$204	$292
Net distributions to/(from) QHCs (1)	7	7	—	10
SUBSIDIARY DISTRIBUTIONS	319	255	204	302

Returns of capital distributions to Parent	199	17	3	—
Net returns of capital distributions to/(from) QHCs (1)	(7)	1	—	—
RETURNS OF CAPITAL DISTRIBUTIONS	192	18	3	—

Combined distributions & return of capital received	511	273	207	302
Less: combined net distributions & returns of capital to/(from) QHCs (1)	—	(8)	—	(10)
TOTAL SUBSIDIARY DISTRIBUTIONS & RETURNS OF CAPITAL TO PARENT	$511	$265	$207	$292

LIQUIDITY (2)
($ in millions)
	Balance at
	June 30, 2003 Actual	September 30, 2003 Actual	December 31, 2003 Actual	March 31, 2004 Actual	June 30, 2004 Actual
Cash at Parent	$923	$525	$865	$268	$310
Availability under revolver	39	172	180	371	331
Cash at QHCs (1)	29	41	26	17	15
ENDING LIQUIDITY	$991	$738	$1,071	$656	$656

(1)  The cash held at qualifying holding companies (QHCs) represents cash sent to subsidiaries of the company domiciled outside of the US.  Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the parent company.  Cash at those subsidiaries was used for investment and related activities outside of the US.  These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US.  Since the cash held by these qualifying holding companies is available to the parent, AES uses the combined measure of subsidiary distributions to parent and qualified holding companies as a useful measure of cash available to the parent to meet its international liquidity needs.

(2)  AES believes that unconsolidated parent company liquidity is important to the liquidity position of AES as a Parent company because of the non-recourse nature of most of AES’s indebtedness.